UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 22, 2010

(Date of Report)

December 16, 2010

(Date of earliest event reported)

INTERNATIONAL PAPER COMPANY

(Exact name of registrant as specified in its charter)

NEW YORK	1-3157	13-0872805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Poplar Avenue

Memphis, Tennessee 38197

(Address and zip code of principal executive offices)

(901) 419-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of International Paper Company (the “Company”) continues to believe that, for reasons of efficiency, business continuity and safety, the CEO should be required to use Company aircraft for business travel. The Board also believes that the CEO should be authorized to use Company aircraft for personal travel. Following a recommendation from the CEO, the Board has decided to limit the cost to the Company of his personal use to $75,000 per year (as determined by the Company for purposes of Item 402 of Regulation S-K of the Securities and Exchange Commission).

Accordingly, the Board authorized the Company to enter into a Time Sharing Agreement (the “Agreement”) with John V. Faraci, Chairman and CEO, to allow him to reimburse the Company for the cost of his personal use of Company aircraft in excess of $75,000 per year. The Agreement, prepared in accordance with Federal Aviation Administration (“FAA”) rules and regulations, was executed on December 16, 2010, a copy of which has been filed with the FAA. The Agreement may be terminated by either party upon 30 days’ prior written notice.

The Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Time Sharing Agreement, dated December 16, 2010, by and between John V. Faraci and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL PAPER COMPANY
(Registrant)

By:	/s/ Maura Abeln Smith
	Name:	Maura Abeln Smith
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: December 22, 2010

Exhibit Index

Exhibit 10.1	Time Sharing Agreement, dated December 16, 2010, by and between John V. Faraci and the Company.